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                                                                    EXHIBIT 99.7

                                                                   INITIAL GRANT
                                                                   -------------

                              E*TRADE GROUP, INC.
                   NOTICE OF GRANT OF NON-ASSOCIATE DIRECTOR
                   -----------------------------------------
                            AUTOMATIC STOCK OPTION
                            ----------------------


          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of E*TRADE Group, Inc. (the "Corporation"):

          Optionee: ______________________________________________________
          --------
          Grant Date: ____________________________________________________
          ----------
          Exercise Price:  $___________________________________ per share
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          Number of Option Shares: 20,000 shares
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          Expiration Date: _______________________________________________
          ---------------
          Type of Option:    Non-Statutory Stock Option
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          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  Each option shall be immediately exercisable for
          ----------------
          any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 20,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one
          (1) year of Board service measured from the option grant date. In no event shall any additional Option Shares vest after Optionee's cessation of Board Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the E*TRADE Group, Inc. 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made

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to the Corporate Secretary at the Corporation's principal offices.

          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
          ----------------
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICES AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No Impairment of Rights.  Nothing in this Notice or the attached
          -----------------------
Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
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meaning assigned to them in this Notice or in the attached Automatic Stock
Option Agreement.

________________________, 199__
     Date


                                    E*TRADE GROUP, INC.


                                    By: ______________________________

                                    Title: ___________________________


                                    ----------------------------------
                                    OPTIONEE

                                    Address: _________________________

                                    __________________________________

ATTACHMENTS
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Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2.